EXHIBIT 10.22(b)

                      DATED 18TH JANUARY 2001







                        astrazeneca ab (1)
                 ---------------------------------


                  MAILLEFER INSTRUMENTS HOLDINGS
                             S.A. (2)

                 ----------------------------------

                   AZLAD PRODUCTS MANUFACTURING
                             agreement
                 ----------------------------------





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THIS AGREEMENT is made on 18TH JANUARY 2001

BETWEEN:

(1) astrazeneca ab a company incorporated under the laws of Sweden and having its principal office at SE-151 85
         Sodertalje, Sweden ("AZ"), and

(2)      MAILLEFER   INSTRUMENTS   HOLDINGS   S.A.,   a   company
         incorporated under the laws of Switzerland and having its principal office at Chemin du Verger 3, CH - 1338
         Ballaigues, Switzerland (the "Purchaser").

BACKGROUND

A. Under the AZLAD Products Agreement, AZ has granted to the Purchaser on the terms therein stated the permanent right to use AZ's Technical Information (as therein defined) for the purpose of manufacturing injectable dental local anaesthetic products in the Territory and the permanent right to use certain trade marks in respect of specific injectable dental local anaesthetic products.

B.       In accordance  with the AZLAD  Products  Agreement,  the
         Parties are entering into this Agreement relating to the manufacture of injectable dental local anaesthetic products by AZ for the Purchaser.

NOW THEREFORE IT IS AGREED as follows:

1.       DEFINITIONS

1.1      In this Agreement:

         (i)     the  term  "this   Agreement"  shall  mean  this
                 Agreement  and  any  Schedules  and   amendments
                 hereto,




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         (ii)    the terms "AZ" and  "Purchaser"  and  references
                 to the "Parties" shall, unless the context otherwise requires, mean AZ and its Affiliates or any one of them and the Purchaser and its Affiliates or any one of them and the term "Party" shall be construed accordingly.

1.2 In this Agreement the following terms shall have the following meanings:

         "Affiliate" means any corporation, partnership, joint venture, limited liability company or other business entity now or hereafter controlling, controlled by or under common control with AZ or the Purchaser as the case may be and for the purposes of this definition
         "control" means the possession, whether direct or indirect, of the power to direct the management policies of a business entity, whether through the ownership of a majority of the voting rights in it or by contract.

         "Agreement Date" means the date of this Agreement as shown above.

         "AZLAD Products" means the LAD Products manufactured and/or sold by AZ as defined in the AZLAD Products
         Agreement.

         "AZLAD Products Agreement" means the agreement of even date herewith between the Parties which is referred to above.

         "AZLAD  Products   Specifications"   means  the  release
         specifications for AZLAD Products.

         "Classified Areas" means in respect of each Manufacturing Site the areas designated by AZ as areas required to be maintained to appropriate standards of cleanliness for the manufacture of pharmaceutical products.

         "Competent Authority" means in respect of each Country the competent regulatory authority for the grant of Marketing Authorisations and/or manufacturing licences and approval of applications for the transfer of Marketing Authorisations.




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         "Contract  Manufacturers" has the same meaning as in the
         AZLAD Products Agreement.

         "Contract Manufacturing Agreements" means the agreements listed in Schedule 5, Part B, paragraphs 1 and 2 of the AZLAD Products Agreement relating (inter alia) to the manufacture of AZLAD Products for AZ by the Contract Manufacturers as amended from time to time in accordance with the terms thereof or with the Purchaser's written approval.

         "Country" means a country within the Territory.

         "Effective Date" means 1st March 2001.

         "Equipment" means the equipment used by AZ solely in the manufacture of AZLAD Products as listed in Schedule
         2.

         "Equipment    Transfer     Arrangements"    means    the
         arrangements for handover of the Equipment as set out in Schedule 2, as revised by agreement between the Parties in writing from time to time.

         "Excess Period" means for each Manufacturing Site the period so described in Schedule 3, Part D calculated from the expiry of the Initial Period, or such longer period as may be agreed between the Parties in writing.

         "Existing Contracts" has the same meaning as in the AZLAD Products Agreement;

         "Force  Majeure"  means  any  circumstances  beyond  the
         control of a Party, including strikes,  lockouts,  civil
         commotion,    accidents,   wars,   acts   of   God   and
         governmental regulations.

         "GMP" means the requirement set out in the World Health Organisation code on "Good Practice for the Manufacture and Quality Control of Drugs" and/or other applicable regulations in the Country of manufacture concerning the manufacture, formulation, processing or packaging of pharmaceutical products.




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         "Initial Period" means for each  Manufacturing  Site the
         period so described in Schedule 3, Part D calculated from the Effective Date.

         "LAD Products" means cartridges containing injectable dental local anaesthetic drug products, being medicinal products designed for and placed on the market solely and specifically for use by dentists, periodontists, oral surgeons and other practitioners of dentistry.

         "LIBOR"   means  the  30  days  US  dollar   BBA  London
         Interbank Offered Rate as published by Reuters.

         "Manufacturing Charges" means the sums payable by the Purchaser to AZ for the manufacture and packaging of AZLAD Products and, upon termination of packaging or manufacturing, for the sale of stocks of Product Packs, Product Formulations, raw materials and packaging components as stated in clause 5.

         "Manufacturing Completion Date" means for each Manufacturing Site the date on which the production of the last batch of AZLAD Products manufactured at that Manufacturing Site is completed and released for sale.

         "Manufacturing Period" means for each Manufacturing Site the period from the Effective Date until the expiry of the Excess Period, or, if there shall be no Excess Period, until the expiry of the Initial Period.

         "Manufacturing   Sites"   means  the   sites   where  AZ
         manufactures AZLAD Products namely:

             Sodertalje Site, Sweden;
             Sydney Site, Australia;
             Naucalpan Site, Mexico;
             Haedo Site, Argentina;
             Westborough Site, USA; and
             Mississagua Site, Canada.




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         "Marketing  Authorisations"  has the same  meaning as in
         the AZLAD Products Agreement.

         "Product    Formulations"   means   the   pharmaceutical
         formulations  of AZLAD  Products as defined in the AZLAD
         Products Agreement.

         "Product  Packs" means the shelf  keeping units of AZLAD
         Products as defined in the AZLAD Products Agreement.

         "Quality  Assurance   Agreements"  means  the  documents
         referred to in clause 7.1.

         "Quarter" means a calendar quarter.

         "Technical Information" has the same meaning as in the AZLAD Products Agreement.

         "Territory" means the World, excluding India.

         "Transfer  Date"  has the same  meaning  as in the AZLAD
         Products Agreement.

         "Transfer Process" means the arrangements for effecting the transfer of responsibility for the manufacture and packaging of AZLAD Products from AZ to the Purchaser, and the obtaining of all regulatory approvals for such manufacture and packaging by the Purchaser, all as set out in Schedule 1, as revised by agreement between the Parties in writing from time to time.

1.3 In this Agreement, where appropriate, references to packaging shall include labelling.

1.4 In this Agreement, where appropriate, words denoting the masculine gender shall include the feminine and neuter genders and vice versa; words denoting a singular number shall include the plural and vice versa; references to the definite article shall include the indefinite article and vice versa; references to persons shall include firms, companies and other organisations and vice versa; words such as "include" or "including" are to be construed without limiting the generality of the preceding words and references to "from" any date shall mean "from and including" such date.



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2.       MANUFACTURE OF AZLAD PRODUCTS

2.1 AZ shall manufacture or have manufactured for the Purchaser the whole or part of its requirements of AZLAD Products for sale in the Territory during the Manufacturing Period in accordance with and subject to the provisions of this Agreement.

2.2 Except as otherwise agreed, AZLAD Products shall be shipped by AZ to the Purchaser as finished goods ready for sale.

2.3 AZ shall not be required to make any changes to the packaging of the AZLAD Products unless such changes have been or will be required by a Competent Authority or are requested by the Purchaser and approved by AZ. Any such changes shall be carried out as soon as practicable in accordance with a timetable to be agreed between the Parties.

2.4      In the event that such  changes  are made for any reason
         other  than  a  decision  by  AZ  to  sub-contract   its
         obligations under this Agreement:

(i)      the Purchaser  shall supply AZ with all artwork and text
                 for packaging components (including package inserts) and shall approve final artwork and text before printing of packaging components;

         (ii) the Purchaser shall compensate AZ for any stock write-off to the extent that it is not covered by the purchase of inventory and is within the shelf life as provided for in the AZLAD Products Agreement; and

         (iii) the Purchaser shall reimburse AZ for all costs incurred by AZ in implementing such changes.

2.5 In respect of the range of AZLAD Products manufactured for AZ under the Contract Manufacturing Agreements, AZ shall not be obliged to manufacture such products for the Purchaser, but shall provide for the Purchaser the benefit of such Contract Manufacturing Agreements in accordance with the provisions of clause 4 of the AZLAD Products Agreement, provided that if AZ shall be obliged to continue to



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         purchase such products from the Contract  Manufacturers,
        to provide raw materials to the Contract Manufacturers or to incur capital or other costs in connection with the manufacture and supply of such products by the Contract Manufacturers, the Purchaser shall pay to AZ an amount equal to the costs so incurred by AZ plus 2%, insofar as such costs shall not be reimbursed by the Purchaser to AZ in accordance with the provisions of clause 9 of the AZLAD Products Agreement, such payments to be made by the Purchaser within 60 days of the date of AZ's invoice. The provisions of clauses 3 to 8 shall not apply in respect of the supply by AZ to the
        Purchaser  of  AZLAD  Products   manufactured  under  the
        Contract Manufacturing Agreements.

2.6 All forecasting, ordering and shipping shall be dealt with on a Manufacturing Site by Manufacturing Site basis and clauses 3, 4 and 6 shall accordingly apply separately in respect of each Manufacturing Site. All invoicing shall be dealt with centrally or on a Manufacturing Site by Manufacturing Site basis as AZ shall determine.

2.7      Special  arrangements  with  respect to the  Westborough
         Site, USA are set out in Schedule 3 Part F.

2.8      During the continuance of the Manufacturing  Period, the
         Parties   shall  carry  out  the  Transfer   Process  in
         accordance with Schedule 1.

2.9      At the expiry of the  Manufacturing  Period the  Parties
         shall effect the  transfer and removal of the  Equipment
         in    accordance    with    the    Equipment    Transfer
         Arrangements.

3.       FORECASTS

3.1 Prior to the commencement of each Quarter, the Purchaser shall deliver to AZ a monthly forecast of its requirement of AZLAD Products for the period of 18 months commencing at the start of the next succeeding Quarter or for the duration of the Manufacturing Period (whichever shall be shorter). In this clause and clause 4, the expression "Firm Period" shall mean the first Quarter of the forecasted period, the expression "Forecast Period" shall mean the second Quarter of the forecasted period, and the expression "Estimate Period" shall mean the last 12 months of the forecasted period. The Purchaser's forecast for the period of 18 months commencing on 1st July 2001 shall be provided to AZ on or before 31st March 2001.



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3.2      Each  forecast  shall  contain  for  each  Product  Pack
         details of the Purchaser's requirements for the Firm Period and estimated requirements for the Forecast Period and Estimate Period and shall comply with the conditions contained in clause 4.3. Having provided such forecasts for the Firm Period and the Forecast Period, the Purchaser shall be obliged to place firm production orders for such periods in accordance with clause 4.1.

3.3 In each forecast the requirements for each month of the Firm Period for each Product Pack shall not vary by more than 10% from the quantities for the same months (then being the Forecast Period) in the preceding quarterly forecast.

3.4 The Purchaser's forecasts for the Estimate Period shall be prepared in good faith as best estimates but shall not be binding.

3.5 Forecasts shall be sent by the Purchaser to such persons as AZ shall from time to time request.

3.6 The Parties shall have regular meetings to review the forecasts and forecasting arrangements.

4.       PRODUCTION ORDERS

4.1 Prior to the commencement of each Quarter, other than the final Quarter, the Purchaser shall deliver a firm production order to AZ for AZLAD Products for the Firm Period. The quantity of AZLAD Products so ordered shall be the same as stated for the Firm Period in the forecast. AZ shall acknowledge receipt of each production order. A firm production order for delivery at the commencement or during the continuance of the Quarter commencing 1st July 2001 shall be delivered by the Purchaser to AZ on or before 31st March 2001 in accordance with the forecast for such period. AZ shall be responsible for deciding what AZLAD Products will be manufactured for delivery up to 30th June 2001 in accordance with reasonable expected market demand and consistent with past practice.



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4.2      The Purchaser's  orders shall be sent to such persons as
         AZ shall from time to time request.

4.3      The Purchaser acknowledges:

         (i) that each Manufacturing Site has restricted capacity for producing AZLAD Products and that the orders placed by the Purchaser in each Quarter shall not exceed such capacity;

         (ii) that AZ will manufacture cartridges in full batch quantities and accordingly AZ shall not be required to produce cartridges in quantities other than the full batch quantities set out in
                 Schedule 3, Part B; and

         (iii) that AZ's packaging lines are designed to run within a certain volume range, that packaging volumes outside that range may be impossible or uneconomic, and accordingly that AZ shall be entitled to place minimum and maximum quantities, as are reasonable and consistent with past practice, on orders for Product
                 Packs.   The  current  minimum  is  set  out  in
                 Schedule 3, Part C.

4.4 AZ shall produce the quantities of Product Packs ordered by the Purchaser in accordance with clauses 4.1 and 4.3 and in accordance with the AZLAD Products Specifications and the Marketing Authorisations and shall deliver such quantities to the Purchaser at the commencement or during the course of the Firm Period as agreed between the Parties, provided as follows:

         (i) the Parties recognise that the quantity of AZLAD Products produced in a batch will fluctuate and the quantity supplied by AZ will be the amount produced in each batch, but AZ shall be responsible for ensuring that the quantity supplied shall not vary from the quantity ordered by the Purchaser by more than 10%, and



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         (ii)    if the Purchaser  without AZ's written agreement
                 shall order AZLAD Products in excess of the quantity permitted under clauses 4.1 and 4.3,
                 AZ  shall   endeavour   to  supply   the  excess
                 quantity within the same time frame but shall not be liable for its failure to do so.

4.5 An order, once acknowledged by AZ, shall be binding on both Parties (subject to clause 4.4).

5.       MANUFACTURING CHARGES

5.1 The prices payable by the Purchaser to AZ for the manufacture and packaging of AZLAD Products ordered for delivery in the Initial Period for each Manufacturing Site are set out in Schedule 3, Part A and the prices payable for AZLAD Products ordered for delivery in the Excess Period for each Manufacturing Site will be calculated in accordance with Schedule 3, Part E. In addition the Purchaser shall pay transportation costs (including insurance and brokerage costs) from AZ's works, and where applicable VAT, sales taxes, consumption taxes and other similar taxes payable at the prevailing rate together with any customs duties, levies and similar taxes payable on importing AZLAD Products to the delivery points as set out in clause 6.1.

5.2 Upon AZ ceasing to package any category of Product Pack for the Purchaser, the Purchaser shall purchase from AZ any stocks of such Product Pack and packaging components held by AZ, and upon AZ ceasing to manufacture any category of Product Formulation for the Purchaser, the Purchaser shall purchase from AZ any stocks of such Product Formulation and raw materials and packaging components held by AZ, provided that the Purchaser shall not be obliged to purchase stocks of Product Packs having a remaining shelf life of less than seven months nor to purchase stocks of Product Formulations having a remaining shelf life of less than twelve months. The prices payable by the Purchaser for stocks of Product Packs and Product Formulations shall be determined in accordance with clause 5.1. The
         Purchaser shall purchase the stocks of packaging components and raw materials at AZ's cost price, together with transportation and other costs referred to in clause 5.1.


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5.3      AZ shall  deliver an invoice  to the  Purchaser  for the
         Manufacturing Charges in respect of each shipment of AZLAD Products and payment shall be made within 60 days of the later of the date of invoice or shipment.

5.4 All sums payable under this Agreement shall be paid without deduction of any bank or transfer charges and all sums are net of MOMS and other similar sales taxes which shall be added if appropriate.

5.5 In the event of delay in payment, interest shall be payable at LIBOR plus 3% calculated from the due date for payment until the date of payment.

6.       TERMS OF SUPPLY

6.1 Each Manufacturing Site shall ship AZLAD Products on DDU terms (Incoterms 2000) or on such other terms as shall be customarily used by such Manufacturing Site and as shall be notified to the Purchaser to one or more Purchaser distribution centres in the Territory designated by the Purchaser. The Purchaser, or its agent, shall take delivery of the AZLAD Products when tendered. Without affecting any other rights, each Party shall reimburse the other Party for any costs incurred (by way of storage, insurance or otherwise) as a result of any variation or delay in delivery caused by its act or default.

7.       QUALITY ASSURANCE

7.1 The Parties shall enter into Quality Assurance Agreements which shall govern the obligations and responsibilities of each Party with respect to the quality assurance requirements of the manufacture, analysis and packing by AZ of AZLAD Products and the supply by AZ to the Purchaser of such products. The Quality Assurance Agreement for each Manufacturing Site shall be substantially in the form set out at Schedule
         6. Any amendments to such form shall be as agreed between the Parties in writing with the intention of ensuring quality of products in accordance with applicable laws and regulations. Neither Party shall unreasonably withhold its consent to an amendment requested by the other Party.



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7.2      In addition to its product recall  obligation  under the
         Quality Assurance Agreements, the Purchaser shall, after the Transfer Date, if appropriate and at AZ's request and expense carry out any recall which may be required by AZ in respect of AZLAD Products released by AZ prior to the Effective Date.

7.3 AZ shall maintain and manage its manufacturing plants, facilities and operations and the Purchaser shall maintain and manage its warehousing and distribution facilities in compliance with all applicable laws and regulations and in such manner as not to jeopardise the validity of the Marketing Authorisations and continuous supply of AZLAD Products under this Agreement. During the time that AZ is manufacturing AZLAD Products for the Purchaser under this Agreement the Purchaser shall have access on reasonable notice to the Manufacturing Sites for the purpose of assessing the production and quality of the AZLAD Products.

7.4      The  provisions  of clause  7.3 shall not  preclude  AZ,
         from sub-contracting the whole or part of the manufacture or storage of AZLAD Products but AZ shall be responsible for ensuring that the changes do not prejudice the validity of the Marketing Authorisations and continuous supply of AZLAD Products under this Agreement and AZ shall give to the Purchaser as much prior notice of such changes as it shall reasonably require for regulatory purposes. AZ shall provide the Purchaser with the manufacturing, technical and quality assurance data required to prepare and support such submissions and AZ shall co-operate, at its cost and expense, as necessary to support such submissions. In the event of AZ sub-contracting the manufacture or storage of AZLAD Products, it shall be responsible for ensuring the due compliance by its sub-contractor with the terms of this Agreement.

8.       DEFECTS

8.1 Any delivery shortage, visible damage or defect in AZLAD Products shall be reported by the Purchaser to AZ within 30 days of opening of the transport container which shall mean the shrink-wrapped pallet container. All complaints, other than defects which are incapable of being discovered upon opening of the transport container, shall be waived unless reported to AZ within such period of 30 days.



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8.2      In the  event  that the  defect  is  found to have  been
         caused  by  AZ  breaching  its  obligations   under  the
         Quality Assurance Agreement, AZ shall replace free of charge such quantity of AZLAD Products as are affected by the defect together with reimbursing or crediting the Purchaser for either (at AZ's option) the cost of destruction or the return of the affected Product. No AZLAD Product may be returned to AZ without AZ's prior written permission.

8.3 If the Parties are unable to agree on the allocation of responsibility for a defect in an AZLAD Product, then the Parties shall refer the matter to a specialised pharmaceutical laboratory of international repute acceptable to both Parties (the "Laboratory"). The Laboratory shall be deemed to act as an expert and not as an arbitrator and any decision by the Laboratory shall (in the absence of objection on the grounds of manifest error within 30 days of the issue of its decision) be conclusive and binding on the Parties. The fees and expenses of the Laboratory shall be borne equally by the Parties.

8.4 In the event that AZLAD Products need to be replaced due to a defect, regardless of the allocation of responsibility, AZ shall use its reasonable endeavours to manufacture replacement AZLAD Products for the Purchaser as quickly as possible.

9.       CONFIDENTIALITY

9.1 All information of a confidential or proprietary nature received or obtained by either Party under or in connection with this Agreement shall be treated as confidential by both Parties and shall not be disclosed by either Party to any third party or used by either Party except:

         (i) to the extent necessary to fulfil the express purposes of this Agreement;

         (ii) in the case of information disclosed by AZ, as required for or in connection with its business relating to medical products or its business
                 outside  the  Territory   relating  to  dental
                 products; or


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         (iii)   as  required  by  law,  or  any   regulatory  or
                 governmental authority.

9.2 In the event of a Party disclosing confidential information to a third party in accordance with clause 9.1(i) or (ii), it shall ensure that the recipient is aware of the confidential nature of such information and, in the case of information relating solely to
         dental   products,   shall   be   bound  by  the  same
         restrictions  on use and  disclosure as the  disclosing
         Party.

9.3 The following information is not subject to the above confidentiality obligations or restrictions on use:

         (i) information which, at the time of acquisition, is in the public domain;

         (ii) information which, after acquisition, becomes part of the public domain by publication or otherwise, except by breach of obligation of the receiving Party;

         (iii) information which the receiving Party can establish by competent proof was in its possession at the time of acquisition and not subject to any restriction on disclosure or use;

         (iv)    information   independently   developed  by  the
                 receiving Party without the benefit or use of confidential information; and

         (v) information received from third parties, provided that such information was not obtained by such third party, indirectly or directly, from the other Party under obligation of confidence.

9.4 The obligations and restrictions imposed by this clause shall continue in force for the duration of 10 years from the Effective Date.



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10.      TERM

10.1 Subject to clause 10.2, this Agreement shall continue in force until the obligations of the Parties, other than obligations under the clauses referred to in clause 10.6, shall have been fulfilled.

10.2 Either Party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

         (i) that other Party commits any breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

         (ii) an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other Party;

         (iii)   that   other   Party    makes   any    voluntary
                 arrangement   with  its   creditors  or  becomes
                 subject to an administration order;

         (iv) that other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other Party under this Agreement);

         (v) anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other Party; or

         (vi) that other Party ceases, or threatens to cease, to carry on business.

10.3 For the purposes of clause 10.2(i), a breach shall be considered capable of remedy if the Party in breach can comply with the provision in question in all respects other than as to the time of performance.



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10.4     Any waiver by either Party of a breach of any  provision
         of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision hereof.

10.5     The  right to  terminate  this  Agreement  given by this
         clause shall be without  prejudice to any other right or
         remedy  of  either   Party  in  respect  of  the  breach
         concerned (if any) or any other breach.

10.6 Notwithstanding the termination of this Agreement, the provisions of clauses 9, 11, and 12 shall continue in force.

11.      INDEMNIFICATION

11.1 The Purchaser shall indemnify and hold harmless AZ and each of its officers, employees and agents (each an "AZ Indemnitee") against any and all losses, damages, liabilities or expenses in connection with any actions or demands that may be brought against any AZ Indemnitee by any non-Affiliate of the Parties arising out of the manufacture, use or sale of any AZLAD Product by the Purchaser, or by AZ in accordance with this Agreement, the Existing Contracts, or clause 9.1 of the AZLAD Products Agreement, including any investigation by any governmental agency with respect to the quality of such Product, or any claim for death, personal injury or property damage asserted by any user of such Product, provided that the Purchaser shall not be obliged to indemnify any AZ Indemnitee from any loss, damage, liability or expense in connection with any action or demand arising out of any event or circumstance in which AZ is obliged to indemnify the Purchaser pursuant to clause 11.2.

11.2


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AZ  shall  indemnify  the  Purchaser  and  each of its  officers, employees and agents (each a "Purchaser Indemnitee") against any losses, damages, liabilities or expenses in connection with any actions or demands that may be
         brought   against  any   Purchaser   Indemnitee  by  any
         non-Affiliate of the Parties to the extent such event or circumstance: (i) occurred before the Effective Date or (ii) arises out of the manufacture of AZLAD Products by AZ otherwise than in accordance with GMP and the relevant Marketing Authorisation or the sale of AZLAD Products by AZ otherwise than in accordance with the relevant Marketing Authorisation.

11.3 As promptly as practicable after any indemnitee referred to in clauses 11.1 or 11.2 obtains knowledge of any action or demand as to which it will or may be entitled to indemnity under such clause, it shall give notice to the Parties, provided that the failure to give such notice shall not preclude or bar such claims but shall reduce such claims to the extent of prejudice to the indemnifying Party. The indemnifying Party shall be entitled to participate in any proceedings relating to such action or demand. The indemnitee shall obtain the prior approval of the indemnifying Party, which approval shall not be unreasonably withheld, before entering into any settlement or compromise of such action or demand, if as a result thereof the indemnifying Party's indemnity obligations with respect to such action or demand will not be discharged.

12.      MISCELLANEOUS PROVISIONS

12.1     Neither  Party  shall be liable on any  account  for any
         failure to fulfil any terms of this Agreement if such fulfilment has been frustrated by Force Majeure, provided that the Party which is prevented from performing exercises diligent efforts to resume its performance hereunder as soon as practicable.

12.2 Subject to clauses 2.5, 7.4 and 12.13, neither Party shall be entitled to assign or sub-license any of its rights or obligations under this Agreement without the written consent of the other Party, which shall not be unreasonably withheld.

12.3 If either Party shall assign or sub-license any of its rights or obligations under this Agreement (other than under the Contract Manufacturing Agreements):



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         (i)     it  shall  give  notice  of such  assignment  or
                 sub-licence to the other Party in writing not later than seven days after the date of such assignment or sub-licence,

         (ii) if so required by the other Party, it shall be a condition of such assignment or sub-licence that the assignee or sub-licensee shall enter into a direct undertaking with the other Party to exercise any right and perform any obligation assigned or sub-licensed in accordance with the terms of this Agreement, including the provisions of clause 9 and this clause, and

         (iii) the original Party shall indemnify the other Party against any loss or damage which it may suffer as the result of any breach of any assigned or sub-licensed obligation or of the terms of this Agreement by an immediate or subsequent assignee or sub-licensee.

12.4 Notices to be served by either Party on the other shall be in writing and shall be deemed for the purposes of this Agreement to be properly given if sent by telefax with confirmed receipt thereof, by courier service with evidence of delivery or by registered mail, postage prepaid, to the other Party at its address as set forth below. Either Party may change such address for the purposes of this Agreement by notice in writing to the other Party. A notice shall be deemed to be served 24 hours after telefax transmission or 4 days after posting by registered mail, whichever is sooner.

                 If to AZ:
                 AstraZeneca AB
                 For attn of President
                 SE-151 85 Sodertalje
                 Sweden
                 Facsimile:  +46 8 553 29010



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                 with copy to:
                 AstraZeneca plc
                 For attn of Company Secretary
                 15 Stanhope Gate
                 London, W1Y 6LN
                 Facsimile:  (020) 7304 5151

                 If to the Purchaser:
                 Maillefer Instruments Holdings S.A.
                 For attn of General Manager
                 Chemin du Verger 3
                 CH - 1338 Ballaigues
                 Switzerland
                 Facsimile:  +41 21 843 9293

           with copy to:
           DENTSPLY International Inc
           570 West College Avenue
           York, PA 17404
           Attention: Secretary
           Facsimile: (717) 849 4753

12.5 The Parties agree that this Agreement and the transactions contemplated hereby shall be governed by and interpreted in accordance with the laws of England unless otherwise stated herein or in any supplemental agreement.

12.6 This Agreement and any amendments hereto comprise all the terms and conditions of the agreement between the Parties in respect of the subject matter hereof. This Agreement may not be amended or modified except in writing duly signed by both Parties.



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12.7     In the event of any conflict  between the  provisions of
         this Agreement and any supplemental agreement, the provisions of this Agreement shall prevail and in the event of any conflict between the provisions of the clauses of this Agreement and the provisions of any Schedule, the provisions of the clauses shall prevail.

12.8 If the Parties shall execute any document in English and another language, or if the Parties shall agree the text of any document in English and the text of the executed Agreement shall be written in another language, the English text shall prevail as between the Parties in the event of there being any discrepancy between the texts and either Party shall at the request of the other Party join with it in executing a supplemental agreement to amend the foreign text to remove such discrepancy.

12.9 If any provision of this Agreement is held to be invalid or unenforceable by a competent legal authority, the Parties shall meet and mutually agree to amend this Agreement to incorporate new terms which shall, to the greatest extent possible, restore the economic balance contemplated by the Parties in entering into this Agreement.

12.10 The failure by either Party to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of such right or operate to bar the exercise or enforcement thereof at any time thereafter.

12.11 Completion of the performance of any obligation arising under this Agreement shall not affect the continuing validity of any provision of this Agreement.

12.12 It is the intention of the Parties that this Agreement shall be binding on their respective Affiliates and accordingly each of them undertakes to procure the compliance with the provisions of this Agreement of their respective Affiliates as if signatories hereto.



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12.13    Either  Party  hereto may  transfer any of its rights or
         obligations   hereunder   to  any  of  its   Affiliates,
         provided that each Party (i) guarantees the performance of such Party's obligations so transferred pursuant to this clause, (ii) such transfer shall not relieve the
         transferring   Party  of  its  obligations   under  this
         Agreement and (iii) prior to such Affiliate ceasing to be an Affiliate the transferring Party shall procure that all rights and obligations so transferred are transferred back to the transferring Party.

12.14 Both Parties hereto agree to execute promptly and shall compel their respective Affiliates to execute promptly any separate agreements or other documents, undertakings, or consents necessary or appropriate to carry out the provisions of this Agreement. Such agreements, documents, undertakings and consents shall neither expand nor contract the rights and obligations of the Parties hereto.

12.15 Except as otherwise provided for herein, all disputes arising in connection with this Agreement, including any amendments, shall be finally settled under the
         Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such Rules. The arbitral proceedings shall be held in English and shall take place in London. The arbitral tribunal shall conduct and complete its proceedings and render a final written opinion within 180 days of the date on which the arbitral proceedings are initiated. The Parties agree that any right of appeal against any arbitral award or order to the Court is hereby waived. The Parties further agree that it is their expressed intent that until the tribunal renders its final award, the status quo of the continuing relationship is to be maintained to the maximum possible extent and that the arbitrators are hereby directed to enforce such agreement of the Parties. In addition, the Parties agree that any injunctive relief must be sought in such arbitral proceeding and not in any other proceedings. The Parties further agree that any award or order issued by the arbitral tribunal shall be enforceable in accordance with its terms in any court of competent jurisdiction.

12.16 Each Party shall be entitled to make such announcements relating to this Agreement and any supplemental agreements as shall be appropriate, but each Party shall first consult in good faith with the other Party concerning the contents of such announcements.



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IN WITNESS  whereof the Parties have caused this  Agreement to be executed the day and year first above written, in duplicate counterparts, each of which shall constitute an original, by their respective duly authorised representatives.


SIGNED for and on behalf of         SIGNED for and on behalf of
ASTRAZENECA AB            MAILLEFER INSTRUMENTS
(publ)               HOLDINGS S.A.



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